UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact name of registrant as specified in its charter)

New York	95-3540776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

521 West 57th Street

New York, New York 10019

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.75% Senior Notes Due 2024	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-209889

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 1.75% Senior Notes due 2024 (the “Notes”) of International Flavors & Fragrances Inc. (the “Registrant”) to be registered hereunder appearing under the caption “Description of Debt Securities” in the Prospectus dated March 2, 2016 included in the Registrant’s automatic shelf registration statement on Form S-3 (No. 333-209889) originally filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, on March 2, 2016, and under the caption “Description of the Notes” in the Prospectus Supplement dated March 7, 2016 and filed with the Commission on March 8, 2016 relating to the offering of the Notes, are incorporated herein by reference to such filings.

Item 2.	Exhibits.

The following exhibits are being filed with the Commission in connection with this Registration Statement:

Exhibit No.	Description

4.1	Indenture, dated as of March 2, 2016, among the Registrant and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-209889) filed on March 2, 2016).

4.2	Supplemental Indenture, dated as of March 14, 2016, between the Registrant and U.S. Bank National Association, as trustee, including the form of Notes (Incorporated by reference to Exhibit 4.7 to the Registrant’s Current Report on Form 8-K filed on March 14, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Date: March 15, 2016	By:	/s/ Alison A. Cornell
		Name:	Alison A. Cornell
		Title:	Executive Vice President and Chief Financial Officer